NORDSTROM 2019 HIGHLIGHTS

OUR COMPETITIVE ADVANTAGE

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ENGAGEMENT ACROSS OUR BUSINESSES ENCOURAGES MORE VISITS AND SPEND

CUSTOMER TRIPS	1x	~3x	~7x	~13x
CUSTOMER SPEND	1x	~4x	~7x	~11x

OUR MARKET STRATEGY IS DRIVING INCREASED ENGAGEMENT

ACCELERATED IN 2019



to 5 top markets
SF
LA
Dal
Chi
NYC

SCALING IN 2020

10 TOP MARKETS MAKE UP OVER > 50% OF OUR SALES

GETTING US CLOSER TO CUSTOMERS

INCREASED MERCHANDISE SELECTION AVAILABLE NEXT-DAY
Up to 7x

GREATER ACCESS TO SERVICES
Express services include order pickup, returns and alterations available at Nordstrom Local and Nordstrom Rack

WE REMAIN IN A STRONG FINANCIAL POSITION

FAVORABLE INVENTORY POSTION
THROUGHOUT 2019

Saved $225M in expenses, beating our goal by 10%
$225 Million

9 consecutive quarters of increased inventory turns in Off-Price
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+ $1B Operating cash flow for the 11th consecutive year

WE CONTINUE TO SERVE CUSTOMERS ON THEIR TERMS



30% of our customers shop across channels

1/2 of store sales involve an online journey

1/3 of online sales involve a store experience

1/3 OF SALES ARE MADE DIGITALLY

Q4 order pickup sales doubled and represent 50% of Full-Price digital sales growth

THE Nordy CLUB CONTINUES TO GROW

13 MILLION MEMBERS

MEMBERS GENERATED 2/3 OF SALES

4X MORE SPEND and 3X MORE TRIPS than non-members



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